Exhibit 99.1

FOR IMMEDIATE RELEASE

UPAY Inc. Strengthens Portfolio with AML GO (Pty) Ltd Acquisition

Dallas, Texas - June 20, 2024 - UPAY Inc. ("UPAY" or the "Company") (OTCQB: UPYY), a leading fintech corporation, has acquired a controlling stake in AML GO (Pty) Ltd ("AML GO"), a prominent Anti-Money Laundering company based in South Africa. Following negotiations, UPAY signed a Shareholders Agreement with other stakeholders in AML GO, securing a 51% ownership in the company. This strategic move aligns with the amendments to the Financial Intelligence Centre Act (FICA), effective December 19, 2022, which expand its regulatory framework.

The amended FICA regulations now include additional sectors such as Company Service Providers, Crypto Asset Service Providers, Payment clearing service operators, and Credit providers as accountable institutions. This expansion necessitates compliance from clients of UPAY's South African subsidiary, Rent Pay (Pty) Ltd, under the new regulatory framework.

Jaco Fölscher, CEO of UPAY, emphasized the urgency of addressing compliance challenges: "With the inclusion of Credit providers as accountable institutions, there is an immediate need to ensure our clients in South Africa comply with the updated FICA regulations. The acquisition of AML GO enhances UPAY's ability to provide tailored Anti-Money Laundering solutions, enabling us to assist our clients in meeting their regulatory obligations."

AML GO specializes in providing Anti-Money Laundering solutions tailored to clients' Risk Management and Compliance Programmes (RMCPs). The platform facilitates risk-based screening by implementing a unique risk matrix or decision tool aligned with each client's RMCP, thereby assigning a risk-based score to individuals or companies screened. Additionally, AML GO's platform includes a credit risk screening and onboarding tool, enhancing its comprehensive compliance capabilities.

The AML GO system manages task-based processes for AML officers within companies, facilitating the investigation and reporting of suspicious activities. It also conducts batch screening against databases according to individual or company risk profiles, while maintaining comprehensive reporting and record-keeping of all screening activities and tasks performed.

AML GO’s comprehensive services ensure compliance with both local and international AML legislation, effectively supporting businesses in mitigating money laundering risks. This acquisition underscores UPAY's commitment to expanding its service offerings and geographical footprint in critical financial sectors with the goal of  positioning the Company as a leader in delivering innovative compliance solutions. Partnering with UPAY also provides AML GO with the opportunity to further extend its reach into the USA through UPAY's established networks.

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CONTACT INFORMATION UPAY INC. Email: info@upaytechnology.com

About UPAY Inc.: UPAY Inc. is a forward-thinking US public company dedicated to providing cutting-edge financial solutions to its clients. With a focus on innovation and user-centric design, UPAY remains at the forefront of technology in the fintech sector.

About AML GO (Pty) Ltd: AML GO (Pty) Ltd is a leading provider of Anti-Money Laundering solutions based in South Africa. With a strong commitment to financial security and regulatory compliance, AML GO delivers tailored services that safeguard businesses against money laundering risks.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. UPAY Inc. undertakes no obligation to update these forward-looking statements in light of new information or future events.  No information contained in this press release should be construed as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.